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                                                                    Exhibit 10.2

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "Agreement") is made and entered into this 19th day of August, 2002, by and among The Bluebook International Holding Company, a Delaware corporation (the "Company"), those certain existing holders of the Company's Common Stock and Series B Convertible Preferred Stock listed on Exhibit A hereto (the "Holders") and Cotelligent, Inc., a Delaware corporation ("Cotelligent").

                                   WITNESSETH

     WHEREAS, the Holders are the beneficial owners of shares of the Common Stock and Series B Convertible Preferred Stock of the Company set forth opposite their respective names on Exhibit A;

     WHEREAS, the Company proposes to sell shares of its Series C Preferred Stock (the "Series C Preferred"), to Cotelligent pursuant to the Series C Convertible Redeemable Preferred Stock Purchase Agreement dated as of August 19, 2002 (the "Financing"); and

     WHEREAS, in connection with the consummation of the Financing, the Holders and Cotelligent have agreed to provide for the future voting of the Holders' shares of the Company's capital stock as set forth below.

     NOW, THEREFORE, in consideration of the promises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

1. Voting.

     1.1 (a) During the term of this Agreement, the Holders each agree to vote all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof, and any and all other securities of the Company legally or beneficially acquired by each of the Holders after the date hereof, (hereinafter collectively referred to as the "Holder Shares") subject to, and in accordance with, the provisions of this Agreement.

     1.2 From and after the date hereof and continuing until the expiration or earlier termination of this Agreement, at each election of all of the directors (or the first election of any portion thereof and each subsequent election for such portion), each Holder shall vote all of such person's Holder Shares for the election as a director of one representative of Cotelligent designated by written notice from Cotelligent to each Holder (the "Cotelligent Director"). Any vote taken to remove the Cotelligent Director elected pursuant to this Section 1.2, or to fill any

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vacancy created by the resignation or removal of the Cotelligent Director elected pursuant to this Section 1.2, shall also be subject to the provisions of this Section 1.2.

     1.3 The Holders represent and warrant to Cotelligent that there are no voting agreements, voting trusts, or any other agreements or understandings that affect or relate to the voting or giving of written consents with respect to the Holder Shares, other than this Agreement.

     1.4 Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on all certificates representing the Holder Shares the following restrictive legend (the "Legend"):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

     1.5 The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration, transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Holder Shares theretofore represented by a certificate carrying the Legend.

     1.6 The provisions of this Agreement shall be binding upon the successors in interest to any of the Holder Shares. The Company shall not permit the transfer of any of the Holder Shares on its books or issue a new certificate representing any of the Holder Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, pursuant to which such person becomes a party to this Agreement or otherwise agrees to be bound by all the provisions hereof as if such person were a Holder.

     1.7 Except as provided by this Agreement, each Holder shall exercise the full rights of a shareholder with respect to the Holder Shares.

     1.8 The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the director as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of


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the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by Cotelligent in order to protect the rights of Cotelligent hereunder against impairment.

                                   ARTICLE II

2. Termination.

     2.1 The term of this Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which it shall terminate in its entirety:

          (a) the date as of which the parties hereto terminate this Agreement by the written consent of Cotelligent, the Company and holders of a majority of the Holder Shares;

          (b) the date Cotelligent owns less than twenty percent (20%) of the "Conversion Shares" (as defined below) or one-third (1/3) of the Series C Preferred; or

          (c) the date James Lavelle is removed as the Chief Executive Officer of Cotelligent after a hostile takeover of Cotelligent.

Upon termination of this Agreement, no party shall have any further obligation hereunder. As used herein "Conversion Shares" shall mean the initial shares of the Company's common stock received upon conversion of any of the Series C Preferred.

                                   ARTICLE III

3. Miscellaneous.

     3.1 The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to his heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, successors or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     3.2 This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California.

     3.3 This Agreement may be amended and any term hereof may be waived only by an instrument in writing signed by the Company, holders of at least a majority of the Holder Shares and Cotelligent.


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     3.4 If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     3.5 Cotelligent may not assign any rights hereunder, except to a successor-in-interest by merger or sale of substantially all the assets or stock of Cotelligent. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

     3.6 This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

     3.7 No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

     3.8 In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys' fees.

     3.9 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement, and supersedes and replaces in all respects any and all prior voting agreements.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

COMPANY: The Bluebook International Holding Company, a Delaware corporation

                                   By: /s/ Mark A. Josipovich
                                      -----------------------------------------
                                      Name:   Mark A. Josipovich
                                      Title:  President

HOLDERS:                               /s/ Mark A. Josipovich
                                    -------------------------------------------
                                    Mark A. Josipovich

                                       /s/ Daniel E. Josipovich
                                    -------------------------------------------
                                    Daniel E. Josipovich

                                       /s/ Daniel T. Josipovich
                                    -------------------------------------------
                                    Daniel T. Josipovich

                                       /s/ Dorothy E. Josipovich
                                    -------------------------------------------
                                    Dorothy E. Josipovich


INVESTORS:                          Cotelligent, Inc., a Delaware corporation


                                    By: /s/ Steven C. Machiorlette
                                       ----------------------------------------
                                       Name: Steven C. Machiorlette
                                       Its:  Senior Vice President


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